UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 23, 2017

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.07           Submission of Matters to a Vote of Security Holders

(a) An Annual Meeting of Shareholders of Prudential Bancorp, Inc. (the "Company") was held on February 23, 2017.

(b) There were 9,015,982 shares of common stock of the Company eligible to be voted at the Annual Meeting and 7,961,538 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.         Election of directors:

For a three year term expiring in 2020:

	FOR	WITHHELD	BROKER NON-VOTES
Francis V. Mulcahy	5,712,789	155,380	2,093,369
Dennis Pollock	5,733,363	134,806	2,093,369

2. To ratify the appointment of S.R. Snodgrass, P.C. as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017.

FOR	AGAINST	ABSTAIN
7,674,766	229,896	56,876

Each of the nominees was elected as a director and the proposal to ratify the appointment of S.R. Snodgrass, P.C. as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017 were adopted by the shareholders of the Company at the Annual Meeting by the requisite affirmative vote.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC.

	By:	/s/Jack E. Rothkopf
	Name:	Jack E. Rothkopf
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: February 27, 2017

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